Exhibit 99.01

Berry Plastics Corporation Announces Closing of Its Private Placement Notes Offering and Receipt of Required Consents in Connection with Tender Offers and Consent Solicitations for Certain of its Outstanding Notes

For Immediate Release:

EVANSVILLE, INDIANA, November 19, 2010 –Berry Plastics Corporation (“Berry”), an Apollo Management, L.P. and Graham Partners portfolio company, issued $800,000,000 in aggregate principal amount of 9.75% Second Priority Senior Secured Notes due 2021, which mature on January 15, 2021, pursuant to an indenture, dated as of November 19, 2010, by and among Berry, the guarantors named therein, and U.S. Bank National Association, as trustee.

In addition, pursuant to its previously announced tender offers and consent solicitations, Berry received tenders and consents from the holders of (i) $502,719,000 aggregate principal amount, or approximately 95.76%, of its 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 issued under an indenture dated as of September 20, 2006 (the “2006 Notes”) and (ii) $247,638,000 aggregate principal amount, or approximately 99.06%, of its 8 7/8% Second Priority Senior Secured Notes due 2014 issued under an indenture dated as of November 12, 2009 (the “2009 Notes”, and, together with the 2006 Notes, the “Notes”) by the expiration of the consent payment deadline, November 18, 2010 at 5:00 p.m., New York City time (the “Consent Date”). The consents received exceeded the number needed to approve the proposed amendments to each indenture (the “Proposed Amendments”) under which the Notes were issued (each an “Indenture” and collectively, the “Indentures”). The complete terms and conditions of the tender offers and consent solicitations for the Notes are detailed in Berry’s Offer to Purchase and Consent Solicitation Statement dated November 4, 2010 and the related Consent and Letter of Transmittal (the “Tender Offer Documents”).

Berry has elected to exercise its right to accept for early payment all the 2006 Notes and the 2009 Notes validly tendered prior to the Consent Date. Each holder who validly tendered its Notes and delivered consents to the Proposed Amendments prior to the Consent Date will receive the total consideration of (1) $1,047.50 per $1,000 principal amount of 2006 Notes or 2009 Notes tendered, which includes $1,017.50 as the tender offer consideration and (2) $30.00 as a consent payment. In addition, Berry will pay accrued interest up to, but not including, the date of payment on all for validly tendered Notes accepted for early payment.

Under the terms of the tender offers, Berry and the trustee under each Indenture have entered into supplemental indentures that effect the Proposed Amendments to each Indenture governing each series of the Notes. The Proposed Amendments eliminate substantially all of the material restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions in the Indentures governing the Notes. The supplemental indentures became effective upon Berry’s acceptance of a majority in principal amount of the applicable series of Notes for payment under the early acceptance terms in the tender offers.

Notwithstanding Berry’s exercise of its early acceptance rights, each tender offer will remain open until 12:00 midnight, New York City time, on December 3, 2010, unless extended or earlier terminated (the “Expiration Date”). Because the Consent Date has passed, tendered Notes may no longer be withdrawn and consents may no longer be revoked at any time, except to the extent that Berry is required by law to provide additional withdrawal rights. Holders who validly tender their Notes and deliver their consents after the Consent Date and prior to the Expiration Date will receive only the tender offer consideration and will not be entitled to receive a consent payment if such Notes are accepted for purchase pursuant to the tender offers. In addition, as disclosed in the Tender Offer Documents, Berry intends to redeem any of the 2006 Notes and 2009 Notes that remain outstanding after the completion of the tender offers in accordance with the terms of the applicable Indenture. On November 19, 2010, Berry provided notice to the trustee under each indenture of such redemptions and irrevocably deposited cash with the trustee in respect of such notes in an amount sufficient to redeem any notes outstanding on such redemption date.

All the conditions set forth in the Tender Offer Documents remain unchanged. If any of the conditions are not satisfied, Berry may terminate the tender offers and return tendered Notes that have not already been accepted for payment. Berry has the right to waive any of the foregoing conditions with respect to the Notes of any or all series and to consummate any or all of the tender offers and the consent solicitations. In addition, Berry has the right, in its sole discretion, to terminate the tender offers and/or the consent solicitations at any time, subject to applicable law.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The tender offers and consent solicitations are being made only through, and subject to the terms and conditions set forth in, the Tender Offer Documents and related materials.

Credit Suisse Securities (USA) LLC is the Dealer Manager and Solicitation Agent for the tender offers and consent solicitations. Questions regarding the tender offers or consent solicitations may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or at (212) 538-2147 (collect).

Global Bondholder Services Corporation is the Information Agent for the tender offers and consent solicitations. Requests for the Tender Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 795-2200 (for all others).

Neither Berry’s board of directors nor any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents, and if they decide to do so, the principal amount of the Notes to tender. Holders of the Notes should read carefully the Tender Offer Documents and related materials before any decision is made with respect to the tender offers and consent solicitations.

For additional information, please contact:

James M. Kratochvil

Executive Vice President and Chief Financial Officer

Diane Tungate

Executive Assistant

Berry Plastics Corporation

101 Oakley Street

Evansville, IN 47710

Telephone: (812) 424-2904

About Berry Plastics

Berry Plastics is a leading manufacturer and marketer of plastic packaging products. Berry Plastics is a major producer of a wide range of products, including open top and closed top packaging, polyethylene and PVC based plastic films, industrial tapes, medical specialties, packaging, heat-shrinkable coatings, specialty laminates, and FIBCs. The company’s 13,000 plus customers range from large multinational corporations to small local businesses. Based in Evansville, Indiana, the company has over 75 manufacturing facilities worldwide and over 16,000 employees.

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Certain statements and information included in this release may constitute “forward looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the company’s SEC filings. The company does not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.